News Release

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2019

Fourth Quarter 2019 Highlights:

•	Record net sales $1.18 billion, up 9% sequentially and year-on-year

•	Gross margin 18.9%

•	Net income $99 million, earnings per diluted share $0.41

•	EBITDA $244 million

Full Year 2019 Highlights:

•	Net sales $4.05 billion

•	Net income $121 million, earnings per diluted share $0.50

•	EBITDA $756 million

•	Net cash from operations $564 million and free cash flow $104 million

•	Fifth consecutive year of positive free cash flow

TEMPE, Ariz. - February 10, 2020 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2019.

“Fourth quarter revenue grew 9% sequentially to a new record of $1.18 billion,” said Steve Kelley, Amkor’s president and chief executive officer. “Strong demand for advanced packages in the mobile and consumer markets drove revenue above the high end of expectations.”

“Gross margin and EPS were also well above the high end of guidance due to record revenue,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “We generated over $100 million of free cash flow while continuing to make strategic investments in advanced packaging technologies to support future growth.”

Results	Q4 2019 (1)	Q3 2019	Q4 2018 (2)	2019 (3)	2018
	($ in millions, except per share amounts)
Net sales	$1,178	$1,084	$1,081	$4,053	$4,316
Gross margin	18.9%	16.8%	16.9%	16.0%	16.5%
Operating income	$118	$79	$75	$233	$258
Net income attributable to Amkor	$99	$54	$28	$121	$127
Earnings per diluted share	$0.41	$0.23	$0.12	$0.50	$0.53
EBITDA (4)	$244	$209	$219	$756	$837
Annual free cash flow (4)				$104	$120

(1) Q4 2019 net income includes a $4 million discrete income tax benefit, or $0.01 per diluted share, primarily related to changes in the valuation of certain deferred tax assets.
(2) Q4 2018 net income includes a $17 million discrete income tax charge, or $0.07 per diluted share, driven by finalizing the accounting for U.S. tax reform.
(3) Full year 2019 net income includes an $8 million charge, or $0.03 per share, related to the early redemption of $525 million of senior notes due 2022 and a net $11 million discrete income tax charge, or $0.05 per diluted share, related to changes in the valuation of certain deferred tax assets.

(4) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data.”

At December 31, 2019, cash and cash equivalents were $895 million, and total debt was $1.45 billion.

Business Outlook

“We expect first quarter 2020 revenue to be up approximately 25% year-on-year and down about 5% sequentially.” said Kelley. “Looking forward, we are well-positioned for growth in 2020. Amkor’s value proposition - centered on technology, quality, high yields and service - is resonating with customers in our target markets.”

First quarter 2020 outlook (unless otherwise noted):

•	Net sales of $1.08 billion to $1.16 billion

•	Gross margin of 14.5% to 17.5%

•	Net income of $22 million to $59 million, or $0.09 to $0.24 per diluted share

•	Full year 2020 capital expenditures of around $550 million

Conference Call Information

Amkor will conduct a conference call on Monday, February 10, 2020, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor’s website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor’s website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 1452598). The webcast is also being distributed over NASDAQ OMX’s investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX’s password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit www.amkor.com.

Contacts:

Amkor Technology, Inc.

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2019	Q3 2019	Q4 2018	2019	2018
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$667	$589	$564	$2,111	$2,118
Mainstream products (2)	511	495	517	1,942	2,198
Total net sales	$1,178	$1,084	$1,081	$4,053	$4,316

Packaging services	84%	84%	84%	83%	83%
Test services	16%	16%	16%	17%	17%

Net sales from top ten customers	65%	62%	61%	63%	62%

End Market Distribution Data:
Communications (handheld devices, smartphones, tablets)	37%	41%	45%	38%	44%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	25%	26%	25%	27%	26%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	24%	18%	12%	18%	12%
Computing (datacenter, infrastructure, PC/laptops, storage)	14%	15%	18%	17%	18%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	42.6%	40.4%	38.8%	40.0%	38.7%
Labor	13.9%	15.8%	16.0%	16.0%	16.1%
Other manufacturing	24.6%	27.0%	28.3%	28.0%	28.7%
Gross margin	18.9%	16.8%	16.9%	16.0%	16.5%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q4 2019	Q3 2019	Q4 2018	2019	2018
	(in millions)
EBITDA Data:
Net income	$100	$54	$29	$123	$130
Plus: Interest expense	17	17	18	72	79
Plus: Income tax expense (benefit)	1	9	29	37	56
Plus: Depreciation & amortization	126	129	143	524	572
EBITDA	$244	$209	$219	$756	$837

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	2019	2018

Free Cash Flow Data:
Net cash provided by operating activities	$564	$663
Less: Purchases of property, plant and equipment	(472)	(547)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	12	4
Free cash flow	$104	$120

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)
Net sales	$1,178,464	$1,081,271	$4,052,650	$4,316,466
Cost of sales	955,480	898,901	3,403,211	3,605,901
Gross profit	222,984	182,370	649,439	710,565
Selling, general and administrative	71,828	69,353	281,933	295,239
Research and development	32,771	37,636	137,638	157,182
Gain on sale of real estate	—	—	(3,302)	—
Total operating expenses	104,599	106,989	416,269	452,421
Operating income	118,385	75,381	233,170	258,144
Interest expense	16,673	18,038	71,587	78,946
Other (income) expense, net	1,132	(363)	1,773	(6,617)
Total other expense, net	17,805	17,675	73,360	72,329
Income before taxes	100,580	57,706	159,810	185,815
Income tax expense	764	28,812	37,182	56,250
Net income	99,816	28,894	122,628	129,565
Net income attributable to noncontrolling interests	(669)	(599)	(1,740)	(2,473)
Net income attributable to Amkor	$99,147	$28,295	$120,888	$127,092

Net income attributable to Amkor per common share:
Basic	$0.41	$0.12	$0.50	$0.53
Diluted	$0.41	$0.12	$0.50	$0.53
Shares used in computing per common share amounts:
Basic	240,384	239,378	239,725	239,329
Diluted	241,146	239,596	240,122	239,741

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2019	2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$894,948	$681,569
Restricted cash	610	2,589
Accounts receivable, net of allowances	850,753	724,456
Inventories	220,602	230,589
Other current assets	34,620	32,005
Total current assets	2,001,533	1,671,208
Property, plant and equipment, net	2,404,850	2,650,448
Operating lease right of use assets *	148,549	—
Goodwill	25,976	25,720
Restricted cash	2,974	3,893
Other assets	111,733	144,178
Total assets	$4,695,615	$4,495,447

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$144,479	$114,579
Trade accounts payable	571,054	530,398
Capital expenditures payable	77,044	255,237
Accrued expenses	267,226	258,209
Total current liabilities	1,059,803	1,158,423
Long-term debt	1,305,755	1,217,732
Pension and severance obligations	176,971	184,321
Long-term operating lease liabilities *	91,107	—
Other non-current liabilities	71,740	79,071
Total liabilities	2,705,376	2,639,547

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	287	285
Additional paid-in capital	1,927,739	1,909,425
Retained earnings	234,077	113,189
Accumulated other comprehensive income	19,115	23,812
Treasury stock	(217,479)	(216,171)
Total Amkor stockholders’ equity	1,963,739	1,830,540
Noncontrolling interests in subsidiaries	26,500	25,360
Total equity	1,990,239	1,855,900
Total liabilities and equity	$4,695,615	$4,495,447
* Effective January 1, 2019, we adopted Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). Upon adoption, we recorded a right-of-use asset and lease liability on our balance sheet. Prior period financial statements were not required to be adjusted for the effects of this new standard.

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$122,628	$129,565
Depreciation and amortization	524,177	571,961
Gain on sale of real estate	(3,302)	—
Deferred income taxes	25,931	(13,110)
Other operating activities and non-cash items	20,306	15,518
Changes in assets and liabilities	(125,890)	(40,524)
Net cash provided by operating activities	563,850	663,410

Cash flows from investing activities:
Payments for property, plant and equipment	(472,433)	(547,122)
Proceeds from sale of property, plant and equipment	10,117	2,841
Proceeds from insurance recovery for property, plant and equipment	1,538	1,371
Proceeds from foreign exchange forward contracts	13,550	6,754
Payments for foreign exchange forward contracts	(15,593)	(5,864)
Other investing activities	332	4,637
Net cash used in investing activities	(462,489)	(537,383)

Cash flows from financing activities:
Proceeds from revolving credit facilities	272,700	—
Payments of revolving credit facilities	(272,700)	(75,000)
Proceeds from short-term debt	51,434	23,341
Payments of short-term debt	(52,635)	(46,631)
Proceeds from issuance of long-term debt	975,575	596,226
Payments of long-term debt	(862,927)	(535,738)
Payments for debt issuance costs	(7,027)	(3,796)
Payments of finance lease obligations	(6,574)	(3,930)
Proceeds from issuance of stock through share-based compensation plans	11,405	1,050
Other financing activities	(1,001)	3,855
Net cash provided by (used in) financing activities	108,250	(40,623)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	870	(204)

Net increase in cash, cash equivalents and restricted cash	210,481	85,200
Cash, cash equivalents and restricted cash, beginning of period	688,051	602,851
Cash, cash equivalents and restricted cash, end of period	$898,532	$688,051

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including all of the statements made under “Business Outlook” above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	health conditions or pandemics, such as the recent coronavirus outbreak, impacting the supply chain and consumer demand for electronic products and services;

•	dependence on the highly cyclical, volatile semiconductor industry;

•	industry downturns and declines in global economic and financial conditions;

•
fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;

•	changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;

•
the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test technologies, may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;

•
absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;

•
changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as wage inflation and fluctuations in commodity prices;

•	dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;

•	dependence on international factories and operations, and risks relating to our customers’ and vendors’ international operations;

•
laws, rules, regulations and policies imposed by U.S. or foreign governments, such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety, and in particular the recent increase in tariffs, customs, duties and other restrictive trade barriers considered or adopted by U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;

•	fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;

•	competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers, and new competitors, including foundries;

•	decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;

•	difficulty achieving high capacity utilization rates due to high percentage of fixed costs;

•	our substantial investments in equipment and facilities to support the demand of our customers;

•
there can be no assurance regarding when our factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;

•	the historical downward pressure on the prices of our packaging and test services;

•	any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;

•	our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;

•	difficulty funding our liquidity needs;

•	our significant severance plan obligations associated with our manufacturing operations in Korea;

•	maintaining an effective system of internal controls;

•	difficulty attracting, retaining or replacing qualified personnel;

•	our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;

•	challenges with integrating diverse operations;

•
any changes in tax laws (including the recent enactment of U.S. tax reform), taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;

•	our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others, and implement new technologies;

•	natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions; and

•	the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law.